EXHIBIT 23.1
                                    FORM OF
                             CONSENT OF INDEPENDENT
                           REGISTERD ACCOUNTING FIRMS


To the Board of Directors
XRG, Inc.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated June 23, 2004 on the financial statements of XRG, Inc. as of March 31, 2004 and 2003. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.



Pender Newkirk & Company, CPAs
Tampa, Florida

November 13, 2004